Exhibit 10.1

SIMPSON MANUFACTURING CO., INC.

1994 STOCK OPTION PLAN

Adopted February 23, 1994

and Amended through February 13, 2008

1.             PURPOSES.

(a)           The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

(b)           The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company and its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c)           The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.             DEFINITIONS.

(a)           “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Code sections 424(e) and (f), respectively, and that qualifies as an eligible issuer of service recipient stock, as that term is defined in Treasury Regulations section 1.409A-1(b)(5)(iii)(E).

(b)           “Board” means the Board of Directors of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(e)           “Common Stock” means the common stock of the Company.

(f)            “Company” means Simpson Manufacturing Co., Inc., a Delaware corporation.

(g)           “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services; provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(h)           “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(i)            “Director” means a member of the Board.

(j)            “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company.  Neither service as a Consultant or a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Fair Market Value” means the value of the Common Stock as determined in good faith by the Board and in a manner consistent with section 260.140.50 of Chapter 3 of Title 10 of the California Code of Regulations and with Treasury Regulations section 1.409A-1(b)(5)(iv).

(m)          “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of section 422 of the Code and the regulations promulgated thereunder.

(n)           “Non-Employee Director” means a Director who satisfies the requirements established from time to time by the Securities and Exchange Commission for non-employee directors under Rule 16b-3.

(o)           “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p)           “Officer” means a person who is an officer of the Company within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q)           “Option” means a stock option granted pursuant to the Plan.

(r)            “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(s)           “Optioned Stock” means the Common Stock of the Company subject to an Option.

(t)            “Optionee” means an Employee, Director or Consultant who holds an outstanding Option.

(u)           “Outside Director” means a member of the Board who satisfies the requirements established from time to time for outside directors under section 162(m) of the Code.

(v)           “Plan” means this Simpson Manufacturing Co., Inc. 1994 Stock Option Plan.

(w)          “Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(x)            “Securities Act” means the Securities Act of 1933, as amended.

3.             ADMINISTRATION.

(a)           The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)           The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1)           To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the terms and conditions of each Option granted (which need not be identical), including the time or times such Option may be exercised as a whole or in part; and the number of shares for which an Option shall be granted to each such person;

(2)           To grant Options under the Plan;

(3)           To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

(4)           To amend the Plan as provided in section 11.

(c)           The Board may delegate administration of the Plan to a Committee of the Board that will satisfy the requirements of rule 16b-3.  The Committee shall consist solely of two or more Directors, each of whom is a Non-Employee Director and an Outside Director, who shall be appointed by the Board.  Subject to the foregoing, from time to time the Board may increase the size of the Committee and appoint additional qualified members, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies, however caused.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  Notwithstanding anything in this section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to section 16 of the Exchange Act.

4.             SHARES SUBJECT TO THE PLAN.

(a)           Subject to the provisions of section 10 relating to adjustments on changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate 16,000,000 shares of the Common Stock.  If any Option shall for any reason expire or otherwise terminate, as a whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan; provided, however, that the maximum number of shares of Common Stock with respect to which Options may be granted during a calendar year to any employee is 150,000 shares.

(b)           The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.             ELIGIBILITY.

(a)           Incentive Stock Options may be granted only to Employees.  Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

(b)           No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least 110 percent of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

6.             OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise), except as the Board may otherwise determine in the specific case, the substance of each of the following provisions:

(a)           Term of Options.  No Option shall be exercisable after the expiration of ten years from the date it is granted.

(b)           Price.  The exercise price of each Option shall be not less than 100 percent of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

(c)           Consideration.  The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) in the absolute discretion of the Board or the Committee (which discretion may be exercised in a particular case without regard to any other case or cases), at the time of the grant or thereafter, (A) by the withholding of shares of Common Stock issuable on exercise of the Option or delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement, or if less, the maximum rate permitted by law.

(d)           Transferability.  An Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed by the Optionee during his or her lifetime, whether by operation of law or otherwise, other than by will or the laws of descent and distribution applicable to such Optionee, or be made subject to execution, attachment or similar process; provided that the Board may in its discretion at the time of approval of the grant of an Option or thereafter permit an Option to be transferred by an Optionee to a trust or other entity established by the Optionee for estate planning purposes, and may permit further transferability, or impose conditions or limitations on any permitted transferability.  An Option shall otherwise be exercisable during the lifetime of the person to whom the Option is granted only by such person.

(e)           Vesting.  The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal).  An Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period or any prior period as to which the Option shall have become vested but shall not have been fully exercised.  An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions may vary among Options, but in each case will provide for vesting of at least twenty percent per year of the total number of shares subject to the Option.

(f)            Conditions On Exercise of Options and Issuance of Shares.

(1)           Shares shall not be issued on exercise of an Option unless the exercise of such Option and the delivery of such shares pursuant thereto shall comply with all applicable laws and regulations, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange on which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(2)           The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising an Option, (1) to give written assurances satisfactory to the Company as to the Optionee’s knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inapplicable if (i) the issuance of the shares on the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, with advice of its counsel, place such legends on stock certificates issued under the Plan as the Company deems necessary or appropriate to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(g)           Termination of Employment or Relationship as a Director or Consultant.  If an Optionee’s Continuous Status as an Employee, Director or Consultant terminates (other than on the Optionee’s death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee shall have been entitled to exercise it at the date of termination) but only within the period ending on the earlier of (i) the ninetieth day after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period, which in no event shall be less than thirty days, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h)           Disability of Optionee.  If an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s disability, the Optionee may exercise his or her Option (to the extent that the Optionee shall have been entitled to exercise it at the date of termination), but only within the period ending on the earlier of (i) the first anniversary of such termination (or such longer or shorter period, which in no event shall be less than six months, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i)            Death of Optionee.  If of an Optionee dies during, or within a period specified in the Option after the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent that the Optionee shall have been entitled to exercise the Option at the date of death) by the Optionee’s estate or by a person who shall have acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (i) the one hundred eightieth day after the first anniversary of the date of death (or such longer or shorter period, which in no event shall be less than six months, specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement.  If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after death, the Optionee’s estate or a person who shall have acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(j)            Exemptions.  Notwithstanding subsections (g), (h) and (i) above, the Board shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option beyond the date of expiration of the term of such Option as set forth in the Option Agreement).

(k)           Early Exercise.  The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option.  Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; provided that the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent per year over five years from the date the Option is granted and such right shall be exercised within ninety days of termination of employment for cash or cancellation of purchase money indebtedness for the shares.  Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock’s Fair Market Value at the time of the assignment if the original purchase price is less than such Fair Market Value.

(l)            Withholding.  To the extent approved by the Board in the specific case, at the time of approval of the grant of the Option or thereafter, the Optionee may satisfy any Federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (l) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.  The value of shares withheld or delivered shall equal the Fair Market Value of the shares on the day the Option is exercised.

7.             COVENANTS OF THE COMPANY.

(a)           During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

(b)           The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock on exercise of the Options; provided that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock on exercise of such Options unless and until such authority is obtained.

8.             USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.             MISCELLANEOUS.

(a)           Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.  No adjustment will be made for dividends or other rights for which the record date is prior to the date of satisfaction of all such requirements.

(b)           Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than 120 days after the close of each of the Company’s fiscal years during the Option term, a balance sheet and an income statement.  This section shall not apply when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

(c)           Nothing in the Plan or any instrument executed or Option granted or other action taken pursuant thereto shall confer on any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

(d)           To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Options or portions thereof in excess of such limit (according to the order in which they are granted) shall be treated as Nonstatutory Stock Options.

10.          ADJUSTMENTS ON CHANGES IN STOCK.

(a)           If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reclassification, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split or reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted by the Board in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

(b)           In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect.  If any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to such event.  In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

11.          AMENDMENT OF THE PLAN.

(a)           The Board at any time or from time to time shall have the right to amend, modify, suspend or terminate the Plan for any reason; provided that the Company will seek stockholder approval for any change if and to the extent required by applicable law, regulation or rule.

(b)           It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to cause the Plan or Incentive Stock Options granted under it to comply therewith.

(c)           Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, unless (i) the Company requests the consent of the person to whom the Option shall have been granted and (ii) such person consents in writing.

12.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)           The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on May 28, 2012.  No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option shall have been granted.

13.          EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan shall have been approved by the stockholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit shall have been issued by the Commissioner of Corporations of the State of California.

14.          COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

It is the Company’s intent that the Plan comply in all respects with Rule 16b-3.  If any provision of this Plan is found not to be in compliance with Rule 16b-3, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Rule 16b-3, and the remaining provisions of the Plan shall continue in full force and effect, without change.  All transactions under the Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and the applicable regulations promulgated thereunder.

15.          COMPLIANCE WITH SECTION 409A OF THE CODE

It is the Company’s intent that the Plan comply in all respects with Code section 409A and the applicable regulations promulgated thereunder.  If any provision of the Plan is found not to be in compliance with Code section 409A and the applicable regulations promulgated thereunder, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Code section 409A and the applicable regulations promulgated thereunder, and the remaining provisions of the Plan shall continue in full force and effect, without change.  All transactions under the Plan shall be executed in accordance with the requirements of Code section 409A and the applicable regulations promulgated thereunder.